Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-68855 of PMA Capital Corporation on Form S-8 of our report dated June 12, 2006, appearing in this Annual Report on Form 11-K of the PMA Capital Corporation 401(k) Plan as of and for the year ended December 31, 2005.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, PA
June 28, 2006